PRESS RELEASE

February 28, 2008

AXA RECORDS SOLID PERFORMANCE IN FULL YEAR 2007:

UNDERLYING EARNINGS UP 27% TO EURO 5.0 BILLION (UP 15% ON A COMPARABLE BASIS)

ADJUSTED EARNINGS UP 22% TO EURO 6.1 BILLION (UP 14% ON A COMPARABLE BASIS)

NET INCOME UP 11% TO EURO 5.7 BILLION (UP 7% ON A COMPARABLE BASIS)

PROPOSED DIVIDEND OF EURO 1.20 PER SHARE UP 13%

“2007 was another year of solid performance, with underlying earnings per share growth outpacing our Ambition 2012 target” said Henri de Castries, Chairman of AXA’s Management Board.

“The reported numbers reflect the combination of a strong organic growth in all our business lines, the successful integration of Winterthur and confirm that the strength of our balance sheet is not affected by the subprime crisis.”

“In the context of a less favorable macroeconomic environment since the beginning of the year, AXA should achieve positive revenue and underlying earnings growth in 2008.”

Important note: this press release presents AXA’s FY 2007 earnings.
- The definition of change on a comparable basis is:
For activity indicators, constant exchange rates and scope (notably Winterthur’s contribution is included in 2006 and 2007 figures). For earnings and profitability indicators, constant exchange rates (excluding Winterthur both in 2006 and 2007).
- Following AXA’s exit from the Dutch market, AXA Netherlands earnings have been reclassified in “discontinued operations” in all periods.
- Non-GAAP measures such as underlying earnings and adjusted earnings are reconciled to net income on page 3 of this release.
- All full year 2007 information coming from AXA’s consolidated financial statements is subject to completion of audit procedures by AXA’s independent auditors.

FULL YEAR 2007 KEY HIGHLIGHTS

EARNINGS

-
Underlying earnings were up 27% on a reported basis to Euro 4,963 million, or up 15% on a comparable basis, reflecting solid growth in all segments (+10% in Life & Savings, +8% in Property & Casualty and +21% in Asset Management).

-
Adjusted earnings reached Euro 6,138 million, up 22% on a reported basis, or up 14% on a comparable basis, as a result of higher underlying earnings and Euro 1,175 million net capital gains, in line with last year.

-
Net income was up 11% on a reported basis to Euro 5,666 million, or up 7% on a comparable basis, mainly as a result of (i) higher adjusted earnings, (ii) negative impact from the change in fair value of financial assets (under fair value option) and derivatives, (iii) positive impact from the sale of the Dutch operations and (iv) Winterthur integration costs.

EARNINGS & DIVIDEND PER SHARE

-	Underlying earnings per share, net of interest charges on perpetual subordinated debt[1], increased by 16% to Euro 2.27, outpacing Ambition 2012 targets.

-
Dividend per share of Euro 1.20, up 13% in line with adjusted earnings per share, will be proposed at AXA’s Annual Shareholders’ Meeting that will be held on April 22, 2008. The dividend will be payable on April 29, 2008 with an ex-dividend date of April 24, 2008.

BALANCE SHEET

-	Shareholders' equity was Euro 45.6 billion, down Euro 1.6 billion notably due to a lower level of unrealized capital gains and to the share buy back program.

-	Assets under management[2] amounted to Euro 1,281 billion, notably fuelled by Euro 42 billion of unit linked and third party asset management net inflows.

-
Asset Backed Securities (ABS) mark-to-market impact amounted to Euro -0.6 billion, net of policyholders participation and tax[3], of which Euro -0.3 billion was in the P&L and Euro -0.3 billion was in OCI[4].

-	Monoline risks not considered major in the context of the Group’s balance sheet.

EMBEDDED VALUE

-	Group EV was Euro 35 billion, down Euro 1 billion, with a strong total return of +18%.

-	New Business Value (NBV) was up 18% on a reported basis to Euro 1,772 million or up 8%[5] on a comparable basis, with a stable NBV margin at 23.0%.

Notes are on page 11

FULL YEAR 2007 KEY EARNINGS

IFRS Euro million			Change
	2006	2007	Reported	on a comparable basis

Life & Savings	2,270	2,670	+18%	+10%
Property & Casualty	1,417	1,863	+31%	+8%
Asset Management	508	590	+16%	+21%
International Insurance	131	218	+67%	+54%
Banking	18	36	+101%	+100%
Holdings[6]	-424	-414	--	--
Underlying Earnings[7]	3,919	4,963	+27%	+15%
Net capital gains	1,107	1,175
Adjusted Earnings[7]	5,026	6,138	+22%	+14%
Profit or loss on financial assets (under Fair Value option) and derivatives	-228	-596
Exceptional operations	189	2
Discontinued operations	122	480
Goodwill & related intangibles	-24	-106
Integration costs	--	-252
Net income	5,085	5,666	+11%	+7%

Earnings per share	2006*	2007	Change
Euro

Underlying earnings per share	2.03	2.41	+19%
Underlying EPS net of interest charges on perpetual sub debt[1]	1.95	2.27	+16%
Adjusted earnings per share	2.59	2.98	+15%
Adjusted EPS net of interest charges on perpetual sub debt[1]	2.51	2.84	+13%
Net income per share	2.56	2.75	+7%

* All 2006 earnings per share figures are as published (Dutch operations sold in 2007 are not restated)

Underlying earnings, adjusted earnings, Life & Savings EEV, Group EV and NBV are Non-GAAP measures and as such are not audited[7]

Underlying Earnings: +27% (+15% on a comparable basis)

Underlying earnings were up 27% on a reported basis to Euro 4,963 million, or up 15% on a comparable basis, reflecting solid growth in all segments (+10% in Life & Savings, +8% in Property & Casualty and +21% in Asset Management).

•   life & savings 2007 underlying earnings: +10%

Life & Savings underlying earnings were up 18% to Euro 2,670 million or up 10% on a comparable basis.

Underlying investment margin was up 7% to Euro 2,439 million, or up 4% on a comparable basis, reflecting higher net investment income.

Fees & Revenues were up 21% to Euro 7,046 million, or up 13%8 on a comparable basis, benefiting from (i) +6%8 growth in loadings on premiums to Euro 4,120 million, fuelled by new business momentum, (ii) +25% on unit linked fees to Euro 2,297 million, as a result of higher account balances across the board and (iii) +15%8 in other fees and revenues notably boosted by higher mutual funds balances in Australia.

Net technical margin was up 12% to Euro 1,409 million, or down 9%8 on a comparable basis, largely due to less favorable experience, notably in the US and the UK.

Expenses, net of DAC/DOC and VBI were up 19% to Euro 7,097 million, or up 8%8 on a comparable basis, mainly driven by higher acquisition expenses, as a result of more profitable collected business, and to a lesser extent by administrative expenses.

Tax and minority interests were up 2% to Euro 1,127 million, or stable8 on a comparable basis, mainly as a result of more favorable non-recurring tax movements in Germany, Belgium and the UK.

•   Property & Casualty 2007 earnings: +8%

Property & Casualty underlying earnings were up 31% to Euro 1,863 million, or up 8% on a comparable basis, as a result of (i) a lower technical result9 due to natural catastrophe events reflected in a higher combined ratio (97.6%), (ii) a higher investment income and (iii) a favorable tax development.

	Combined ratio
Ratios in %	2007	Change on a comparable basis

France	97.0	-0.5 pt
Germany	98.2	+0.7 pt
UK & Ireland	101.4	+4.9 pts
Belgium	97.3	+3.4 pts
Mediterranean region	95.4	-2.0 pts
Other countries	96.1	+0.3 pt
Total P&C	97.6*	+1.0 pt

* Including +2 pts related to Nat Cat events (Euro 492 million from European Windstorm “Kyrill” and floods in the UK)

Loss ratio was up 1.2 pts to 69.7% on a reported basis. On a comparable basis, the loss ratio was up 1.0 pt, reflecting primarily an increase in the current year loss ratio, as European windstorm “Kyrill” and floods in the UK were partly offset by prior accident years positive developments.

Expense ratio decreased by 0.6 pt to 27.9% on a reported basis. On a comparable basis, the expense ratio was flat as the increase in acquisition expenses (+0.3pt) was offset by the decrease in administration expenses (-0.3pt).

Investment income10 was up 31% to Euro 2,045 million, or up 10% on a comparable basis, mainly reflecting both a higher average asset base and a higher investment yield.

Tax & minority interests were up 5% to Euro 772 million, or down 17% on a comparable basis due to favorable non-recurring tax developments, notably in Germany.

•   Asset Management 2007 Underlying earnings: +21%

Asset Management underlying earnings were up 16% to Euro 590 million, or up 21% on a comparable basis, mainly as a result of higher average assets under management.

AllianceBernstein underlying earnings were up 4% to Euro 314 million, or up 14% on a comparable basis, driven by higher average AUM11 leading to higher revenues (+15%) and a 0.4 point improvement in the underlying cost income ratio (66.8%), partly offset by an increase in the average tax rate due to higher business contributions from foreign countries.
AXA’s increased ownership interest in AllianceBernstein (from 60 to 63%) contributed Euro 16 million to 2007 earnings.

AXA Investment Managers underlying earnings were up 34% to Euro 276 million, or up 31% on a comparable basis, driven by higher average AUM11 leading to higher revenues (+21%) while expenses grew at a slower pace, resulting in a 0.7 point improvement in the underlying cost income ratio to 67.6%.

•   International insurance 2007 Underlying earnings: +54%

International Insurance underlying earnings were up 67% to Euro 218 million, or up 54% on a comparable basis, mainly driven by a positive reserve development on run-off portfolios (including AXA RE) and the continued solid performance of AXA Corporate Solutions Assurance (up 16% with a stable combined ratio at 100.1%).

•   Banking and Holdings 2007 Underlying earnings

Banking underlying earnings were up Euro 18 million to Euro 36 million driven mainly by AXA Bank Belgium.

Holdings6 underlying earnings improved by Euro 10 million from Euro -424 million to Euro -414 million, including a profit related to foreign currency options hedging AXA Group’s non Euro-denominated earnings, and lower financial charges mostly related to the strengthening of the Euro.

Adjusted Earnings: +22% (+14% on a comparable basis)

Adjusted earnings reached Euro 6,138 million, up 22% on a reported basis, or up 14% on a comparable basis, as a result of higher underlying earnings and Euro 1,175 million net capital gains, in line with last year.

Capital gains excluding impairments amounted to Euro 1,575 million.
Impairments amounted to Euro -400 million, mainly on financial institution equities and bonds, and included ABS impairments of Euro -60 million.

Adjusted ROE (Adjusted earnings Return on Equity) increased from 19.2% in 2006 to 19.7% in 2007.

Net Income: +11% (+7% on a comparable basis)

Net income was up 11% on a reported basis to Euro 5,666 million, or up 7% on a comparable basis, mainly as a result of (i) higher adjusted earnings, (ii) negative impact from the change in fair value of financial assets (under fair value option) and derivatives, (iii) positive impact from the sale of AXA’s Dutch operations and (iv) Winterthur integration costs.

- The impact from the sale of AXA’s Dutch operations was Euro +480 million.
- Change in fair value of financial assets (under fair value option) and derivatives was Euro -596 million resulting from:
(i) Euro -205 million due to change in the fair value, of which the ABS impact was of Euro -220 million, as well as realized gains on mutual funds and other assets,
(ii) Euro -391 million change in the fair value of derivatives, mainly related to items not eligible for hedge accounting (interest rates, currencies).
- Goodwill and related intangibles included a Euro 87 million client intangibles' amortization, notably stemming from Winterthur acquisition
- Integration costs in 2007 were Euro 252 million, mainly related to Winterthur.

FULL YEAR 2007 BALANCE SHEET

Shareholders' equity and unrealized gains

Shareholders' equity was Euro 45.6 billion, down Euro 1.6 billion notably due to a Euro 3.0 billion lower level of net unrealized capital gains12 and Euro 2.1 billion share buy-backs.

Unrealized capital gains attributable to shareholders was Euro 6.9 billion at December 31, 2007, versus Euro 9.6 billion at December 31, 2006, of which:

-
Euro 4.8 billion, representing the fair value of invested assets recorded through shareholders’ equity (of which Euro +5.2 billion in equities and Euro -0.5 billion in fixed income securities), down from Euro 7.8 billion in December 2006, mainly due to the impact of the increasing interest rates and credit spreads on fixed income securities, and the realization of equity capital gains during the year,

-	Euro 2.1 billion from unrealized capital gains on real estate and loans (not recorded through shareholders’ equity), versus Euro 1.9 billion as of December 31, 2006.

AXA’s European consolidated solvency margin was 154% based on December 31, 2007 estimates, compared to 186% as of December 31, 2006, as strong net income was more than offset by an active capital management program (mainly dividend, share buy backs and M&A) and by financial market evolutions (mainly increased interest rates and credit spreads in Europe).

Property & Casualty reserves

Gross Property & Casualty reserves were up Euro 0.9 billion to Euro 47.3 billion, mainly driven by business growth with strong reserving ratios maintained at high levels:

-	270% net claims reserves to net claims paid (vs. 269% at end 2006).
-	194% net technical reserves to net earned premiums (vs. 187% at end 2006).

Life & Savings reserves

Life & Savings reserves were up Euro 1 billion to Euro 492 billion as positive net inflows14 (Euro +11 billion, mainly in unit linked), market appreciation (Euro +10 billion) and favorable scope changes (Euro +4 billion) were offset by negative FX impact14 (Euro -24 billion).

Unit linked reserves were up 10% on a comparable basis to Euro 183 billion, due to strong net inflows, notably in the US and the UK. General account reserves were up 2% on a comparable basis to Euro 309 billion with strong net inflows in France and Northern, Central and Eastern Europe region (NORCEE15), while UK With Profits reserves were down 8%.

Assets under management

Assets under management2 amounted to Euro 1,281 billion, notably fuelled by Euro 42 billion of unit linked and third party asset management net inflows.

Invested assets

AXA’s invested assets’ market value amounted to Euro 615 billion16.

The market value of the General Account’s and the banking segment’s invested assets was Euro 382 billion with a diversified portfolio mainly comprised of fixed income investments (78%), listed equities (10%) and real estate (5%).

As part of AXA’s Euro 298 billion General Account fixed income investments, Asset Backed Securities (ABS) represented Euro 16 billion (or Euro 11 billion net of policyholders’ participation17) of which Euro 1.6 billion were US Subprime and Alt-A RMBS securities and Euro 1.8 billion were CDOs (AXA’s investments in CDOs of US subprime RMBS were less than Euro 0.1 billion).
The negative mark-to-market evolution of ABS over the year amounted to Euro -1.5 billion or Euro -0.6 billion net of policyholders participation and tax3, of which Euro -0.3 billion was in the P&L and Euro -0.3 billion was in OCI4.

Net investment in securities wrapped by monolines stood at Euro 0.8 billion and was mainly included in the UK with profit accounts. AXA had no significant direct holdings in debt or equity securities issued by monolines.

CDS are used as an alternative to investment grade corporate bonds mainly via iTraxx Main Europe. CDS mark-to-market was Euro -44 million.

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FULL YEAR 2007 EMBEDDED VALUE

Group Embedded Value (“Group EV”) is defined as the sum of Life & Savings EEV and Other Business Tangible Net Asset Value18 (TNAV), excluding all intangibles.

Group EV was Euro 34,840 million in 2007, vs. Euro 36,252 million in 2006.

Euro million - Group share	2006		2007

Opening Group EV as at December 31	27,565		36,252

Operating return on Group EV	5,654	20%	6,806	19%
Investment experience	2,382		-424
Total return on Group EV (%)	8,036	28%	6,382	18%

Capital flows	-1,244		-4,537
Exchange rate movement impact	-259		-694
Scope changes and other	2,154		-2,563

Closing Group EV	36,252		34,840
o/w Ajusted Net Asset Value (ANAV)	13,424		12,088
o/w Value of Inforce (VIF)	22,828		22,752

Total return on Group EV remained strong (+18%), fuelled by a sustained high operating return (+19%). Life and Savings operating return was driven by in force portfolio and new business performance.

Life & Savings New Business Value was up 18% to Euro 1,772 million, or 8% on a comparable basis, in line with APE growth. NBV margin stood at 23.0%.

Roll-forward of Life & Savings NBV (Euro million, group share)
AXA excl. Winterthur	1,501
Winterthur	204
2006 Life & Savings NBV	1,705
Modeling changes and opening adjustments	6
Change in scope	5
Volume	58
Business mix	162
Expenses	-43
Investment market conditions	-36
Forex & Other	-84
2007 Life & Savings NBV	1,772

OUTLOOK 2008

2008 has started in a less favorable environment with very volatile and bearish equity markets, a continuation of the liquidity crisis, concerns about a slowdown in world economic growth, lower interest rates and high credit spreads.

In this environment and assuming equity markets stabilize at current levels, AXA should achieve positive revenue and underlying earnings growth in 2008:

▪
In the Life & Savings segment (50% of earnings19), AXA should continue to benefit from positive cash-flows as both our general account products and unit linked products with secondary guarantees are well-suited for customers in the current environment.

▪
Our Property & Casualty and International business (39% of earnings19) should continue to benefit from our strong and growing market positions as well as from a gradual positive turn of the cycle in some of AXA’s markets.

▪	Asset Management (11% of earnings19) mix of assets, tight expense management and long term track record should partly offset the negative impact from equity markets.

Our Ambition 2012 program continues as planned.

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This press release is available on the AXA Group web site: www.axa.com

Notes
____________________________

1 TSDI (perpetual subordinated notes) and TSS (perpetual deeply subordinated notes).
2 Assets managed by AXA Investment Managers and AllianceBernstein and assets managed directly by insurance companies.
3 And net of DAC and VBI reactivity.
4 Fair value changes of assets classified as available for sale are recognized in the OCI component in shareholders’ equity.
5 NBV change on a comparable basis: at constant exchange rates, methodology and scope.
6 And other companies.
7 Underlying earnings are adjusted earnings, excluding net capital gains attributable to shareholders. Adjusted earnings represent net income before the impact of exceptional operations, goodwill and related intangibles amortization/impairments, and profit or loss on financial assets (under the fair value option) and derivatives. Life & Savings EEV, Group EV, NBV, adjusted and underlying earnings are non-GAAP measures and as such are not audited, may not be comparable to similarly titled measures reported by other companies, and should be read together with our GAAP measures. Management uses these non-GAAP measures as key indicators of performance in assessing AXA’s various businesses and believes that the presentation of these measures provides useful and important information to shareholders and investors as measures of AXA’s financial performance.
For a reconciliation of underlying and adjusted earnings to net income see page 3.
8 Changes are pro-forma to reflect the scope impact (related to Winterthur, Greece and Thinc Group), the Forex impact, the impact from commission reclassification in France and the neutral impact of deferred expenses/loadings in the UK. Full details are provided in AXA’s Activity Report published today.
9 Net of acquisition and administrative expenses.
10 Net of financial charges.
11 Assets Under Management.
12 Recorded through shareholders’ equity (excluding unrealized gains on real estate and loans) and net of policyholders’ participation, tax, DAC and VBI reactivity.
13 Excluding unrealised gains on AllianceBernstein and net of policyholders’ participation, tax, DAC and VBI reactivity.
14 The "Net Inflows" and "Change in Scope" components of the roll-forward are presented net of policyholders’ participation. "Forex" is by exception calculated gross of policyholders’ participation, the PB Forex impact being included in "Market appreciation & Other". The above L&S reserves exclude the shadow accounting of policyholders’ participation.
15 Includes Germany, Switzerland, Belgium, Luxembourg and Central Eastern Europe countries (Poland, Czech Republic, Hungary and Slovakia).
16 Net of minority interest on controlled investment funds.
17 Estimated based on current PB rate.
18 Other Business Tangible Net Asset Value is defined as: Other than Life IFRS Shareholders’ equity - Other than Life Intangibles - fair value of debt accounted for as equity plus Other than Life Net Unrealized gains not included in Shareholders’ equity.
19 Underlying earnings excluding holdings and other companies segment.

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About AXA
AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Europe, North America and the Asia/Pacific area. Full year 2007 IFRS revenues amounted to Euro 94 billion and adjusted earnings to Euro 6,138 million.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). The American Depository Share is also listed on the NYSE under the ticker symbol AXA.

AXA Investor Relations:		AXA Media Relations:
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IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties.  Please refer to AXA's Annual Report on Form 20-F and AXA’s Document de Référence for the year ended December 31, 2006, for a description of certain important factors, risks and uncertainties that may affect AXA’s business.  In particular, please refer to the section "Special Note Regarding Forward-Looking Statements" in AXA's Annual Report on Form 20-F.  AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

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APPENDIX 1 - UNDERLYING EARNINGS

IFRS Results (Euro million)	2006	2007	Change	Change on a comparable basis

TOTAL Underlying earnings	3,919	4,963	27%	15%

Life & Savings	2,270	2,670	18%	10%
France	462	531	15%	15%
United States	1,000	883	-12%	-4%
Japan	256	254	-1%	1%
United Kingdom	155	255	64%	50%
Germany	69	182	164%	73%
Switzerland	3	165	-	-
Belgium	65	90	38%	34%
Mediterranean Region	57	73	29%	17%
Other Countries	203	237	17%	19%
of which Australia/New Zealand	83	99	19%	17%
of which Hong Kong	111	126	13%	20%
Property & Casualty	1,417	1,863	31%	8%
France	382	426	12%	12%
United Kingdom & Ireland	386	262	-32%	-32%
Mediterranean Region	173	362	109%	49%
Germany	181	325	79%	46%
Belgium	147	216	47%	11%
Switzerland	7	125	-	-
Other Countries	140	147	5%	8%
International Insurance	131	218	67%	54%
AXA Corporate Solutions Assurance	84	97	16%	16%
Other International incl. AXA RE	47	121	158%	122%
Asset Management	508	590	16%	21%
AllianceBernstein	302	314	4%	14%
AXA Investment Managers	206	276	34%	31%
Banking	18	36	101%	100%
Holding Companies[4]	-424	-414	-	-

APPENDIX 2 – LIFE & SAVINGS – NEW BUSINESS VALUE (NBV) AND NBV TO APE MARGIN
12 MAIN COUNTRIES/REGIONS & MODELED BUSINESS - FULL YEAR 2007 - GROUP SHARE

(in euro million)	2006 NBV		2007 NBV	Change on a comparable basis	2007 NBV/APE margin	Change on a comparable basis

France	202		230	6.3%	16.9%	+0.6 pt

United States	424		397	6.9%	18.9%	-2.2 pts

United Kingdom	122		140	15.0%	8.8%	+0.7 pt

Japan	480		440	3.2%	77.6%	+15.8 pts

Germany	120		166	37.2%	36.2%	+9.8 pts

Belgium	123		144	1.2%	42.4%	-3.0 pts

Switzerland	54		46	-14.6%	20.8%	-4.0 pts

Mediterranean Region	25		43	37.5%	20.7%	+6.4 pts

Australia / New Zealand	38		51	29.4%	9.4%	+0.3 pt

Hong Kong	89		77	-3.9%	55.3%	-8.9 pts

Central Eastern Europe	18		19	13.6%	18.2%	-7.2 pts

South East Asia & China			19	71.8%	29.6%	+29.3 pts

TOTAL Group	1,694	*	1,772	8.4%	23.0%	+0.1 pt
 * excluding the Netherlands.

							EARNINGS SUMMARY

Consolidated Earnings (euro million)	Net income Group Share		Income from discontinued operations		Integration costs		Goodwill and related intangibles		Exceptional operations		Profit or loss (including change) on financial assets (under Fair Value option) & derivatives		Adjusted Earnings		Net realized capital gains attributable to shareholders		Underlying Earnings		Underlying Earnings
	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	FY 2006	FY 2007	Change	Change at constant FX and excluding Winterthur

Life & Savings	2,957	2,899	77	-	-	(63)	(10)	(39)	(3)	(1)	48	(237)	2,845	3,238	575	567	2,270	2,670	18%	10%
France	776	709	-	-	-	-	-	-	-	-	110	(91)	666	800	204	269	462	531	15%	15%
United States	1,020	863	-	-	-	-	(10)	(21)	-	(7)	0	40	1,029	851	30	(32)	1,000	883	-12%	-4%
United Kingdom	138	216	-	-	-	(23)	-	(11)	-	-	(27)	21	165	229	10	(26)	155	255	64%	50%
Japan	256	219	-	-	-	(4)	-	-	-	-	(37)	(96)	293	319	38	65	256	254	-1%	1%
Germany	81	179	-	-	-	(6)	-	-	-	-	6	3	75	182	6	(1)	69	182	164%	73%
Switzerland	7	135	-	-	-	(7)	-	(5)	-	7	-	(10)	7	149	4	(15)	3	165	5529%	-100%
Belgium	310	191	-	-	-	(13)	-	-	-	-	(10)	(93)	320	297	255	206	65	90	38%	34%
Mediterranean Region	63	84	-	-	-	(8)	-	(0)	-	-	(0)	(0)	64	92	7	19	57	73	29%	17%
Other countries	304	304	77	-	-	(3)	-	(2)	(3)	(0)	6	(10)	225	319	22	83	203	237	17%	19%
of which Australia/New Zealand	100	162	-	-	-	-	-	-	(0)	-	5	(0)	96	162	13	63	83	99	19%	17%
of which Hong Kong	115	141	-	-	-	(2)	-	(0)	(3)	-	(1)	(0)	119	143	8	16	111	126	13%	20%
Property & Casualty	1,977	2,218	45	-	-	(142)	(2)	(67)	6	(2)	70	4	1,857	2,425	440	562	1,417	1,863	31%	8%
France	515	553	-	-	-	-	-	-	-	-	64	34	452	519	70	93	382	426	12%	12%
United Kingdom & Ireland	451	307	-	-	-	(4)	-	(17)	-	-	(9)	(5)	461	333	75	71	386	262	-32%	-32%
Germany	282	410	-	-	-	(36)	-	-	(3)	-	26	29	259	416	77	92	181	325	79%	46%
Belgium	283	272	-	-	-	(34)	-	-	-	-	(6)	(29)	290	335	142	119	147	216	47%	11%
Mediterranean Region	230	428	-	-	-	(60)	-	(28)	-	(2)	(1)	(16)	231	534	57	172	173	362	109%	49%
Switzerland	9	84	-	-	-	(7)	-	(17)	-	(0)	-	(10)	9	119	2	(6)	7	125	1773%	-100%
Other countries	206	164	45	-	-	(1)	(2)	(5)	9	-	(2)	1	157	169	16	22	140	147	5%	8%
International Insurance	244	243	-	-	-	-	(12)	-	66	3	(1)	(1)	191	241	60	23	131	218	67%	54%
AXA Corporate Solutions Assurance	117	125	-	-	-	-	-	-	-	-	1	1	116	124	32	27	84	97	16%	16%
Other	127	118	-	-	-	-	(12)	-	66	3	(2)	(2)	75	117	28	(4)	47	121	158%	122%
Asset Management	610	588	-	-	-	(5)	-	-	91	(2)	10	3	509	591	1	1	508	590	16%	21%
AllianceBernstein	394	313	-	-	-	-	-	-	91	(2)	-	-	303	315	1	1	302	314	4%	14%
AXA Investment Managers	216	274	-	-	-	(5)	-	-	-	-	10	3	206	276	-	-	206	276	34%	31%
Banking	10	6	(0)	-	-	(25)	-	(0)	(1)	-	(15)	(0)	26	31	8	(5)	18	36	101%	100%
Holdings and other companies	(712)	(287)	0	480	-	(17)	-	-	30	3	(341)	(365)	(402)	(388)	23	27	(424)	(414)	-2%	-9%
TOTAL	5,085	5,666	122	480	-	(252)	(24)	(106)	189	2	(228)	(596)	5,026	6,138	1,107	1,175	3,919	4,963	27%	15%

APPENDIX 4 - AXA GROUP SIMPLIFIED BALANCE SHEET – END OF YEAR 2007

In Euro billion	2006	2007	In Euro billion	2006	2007

Goodwill	16.1	16.3	Shareholders’ Equity, Gp share	47.2	45.6

VBI	5.0	4.4	Minority interests	2.9	3.3

DAC & equivalent	15.9	16.8	SH EQUITY & MINORITY INTERESTS	50.2	48.9

Other intangibles	2.3	3.3	Technical reserves	560.6	556.9

Investments	599.1	597.9	Provisions for risks & charges	8.8	8.7

Other assets & receivables	68.0	65.9	Financing debt	9.3	10.9

Cash & cash equivalents	21.2	18.7	Other payables & liabilities	98.6	97.9

TOTAL ASSETS	727.6	723.2	TOTAL LIABILITIES	727.6	723.2

Information about the Full Year Earnings Presentations

Members of AXA’s senior management will discuss these results at conferences in:

•   Paris, February 28, 2008

The conference will be accessible through a live Webcast and a conference call.

The Webcast will begin at 8:30 am Paris time (2:30 am New York time, 7:30 am London time).

A slide presentation will accompany the event. Go to www.axa.com 10-15 minutes prior to the event to join the Webcast or to obtain investor material.

The conference call access numbers are:

France:	+33 (0) 1 72 28 08 88

UK:	+44 (0) 161 601 8920

US:	+1 866 793 42 80

Replay will be available on the following day only. Numbers are +33 1 72 28 01 49 for France, +44 207 075 3214 for the UK and +1 866 828 2261 for the U.S.

Access code:  214420#.

•   London, February 28, 2008

The conference will be accessible through a conference call in listen-only mode.

The conference will begin at 3:30 pm London time (4:30 pm Paris time, 10:30 am New York time).

The access numbers are:

France:	+33 (0) 1 72 28 08 88

UK:	+44 (0) 161 601 8920

US:	+1 866 793 42 80

Replay will be available on the following day only. Numbers are +33 1 70 99 35 29 for France, +44 207 031 4064 for the UK and +1 866 828 2261 for the U.S.

Access code:  214416#.